June 12, 2007

Via EDGAR

Securities and Exchange Commission
450 Fifth Street N.W.

Washington, D.C. 20549

      Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-12964 for American Depositary Shares representing one Ordinary Share, nominal value (euro) twelve (12) per share (the "Deposited Shares"), of Rhodia, a societe anonyme organized and existing under the laws of The Republic of France (the "Company").

Ladies & Gentlemen:

      On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Deposit Agreement, dated as of December 12, 2000 (the "Deposit Agreement"), by and among the Depositary, the Company and the Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), each representing one (1) Deposited Share, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in nominal value from (euro) one
(1) to (euro) twelve (12).

      As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

      In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in nominal value from (euro) one (1) to (euro) twelve (12).

      In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6692.

                                                            Very truly yours,


                                                            /s/ Susan A. Lucanto

                                                            Susan A. Lucanto

Enclosures

cc:      Brian Teitelbaum (Citibank, N.A. - ADR Department)
         Les Deluca (Citibank, N.A. - ADR Department)

                                      5/10/07 DRAFT For Discussion Purposes Only
                                                                  Rule 424(b)(3)
                                                 Form F-6 Registration Statement
                                                                  No.: 333-12964

                                    EXHIBIT A

                                  [FORM OF ADR)

Number RHA                                                   NUMBER: 762397 10 7


                                                American Depositary Shares (each
                                                American Depositary Share
                                                representing one (1) Fully Paid
                                                Ordinary Share, each (euro)12
                                                nominal value)


                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                     RHODIA

              (Organized under the laws of The Republic of France)


      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ___________________________________ is the owner of____________________ American Depositary Shares (hereinafter "ADS"), representing deposited ordinary shares, each (euro)12 nominal value, including evidence of rights to receive such ordinary shares (the "Shares"), of Rhodia, a societe anonyme organized under the laws of The Republic of France (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Societe Generale (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Article IV and VI of the Deposit Agreement. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A. The Depositary's principal executive office is located at 399 Park Avenue, New York, New York 10043.


      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December 12, 2000 (as amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof

      The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Statuts of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Statuts, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and Charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Statuts, of any applicable laws and the rules of SICOVAM, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Statuts of the Company, of any applicable laws and the rules of SICOVAM, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled), (y) cause the Registrar to countersign such new ADRs, and (Deliver such new ADRs to or upon the order of the Holder thereof if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split up or combination hereof and (ii) all applicable fees and charges of and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deported Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (23) hereof. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding

ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(I) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable French law, the rules and requirements of the Paris Bourse and the NYSE, and of any other stock exchange on which Shares or ADSs are, or will be, registered, traded or listed, or the Statuts of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

      (6) Ownership Restrictions. Notwithstanding any provision of this ADR or of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Statuts of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Statuts of the Company.

      Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the ADS(s) were the Shares represented thereby.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above- referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

      In addition, the Company's Statuts, as in effect as of the date hereof, provide that any shareholder who directly or indirectly, acting alone or in concert with others, acquires ownership or control of Shares (which includes Shares represented by ADSs) representing 0.5% or any multiple thereof of the Company's share capital, or whose shareholding falls below any such limit, must inform the Company, within fifteen (15) days of the crossing of the relevant threshold up to and including the time when such Holder's or Beneficial Owner's ownership equals 50% of the Company's share capital and/or voting rights, of the number of Shares then owned by such shareholder. Failure to comply with these notification requirements may result in the Shares in excess of the relevant threshold being deprived of voting rights for all shareholder meetings until the end of a two-year (2) period following the date on which the owner thereof has complied with such notification requirements. Notification shall be made by registered letter with acknowledgment of receipt, fax or telex, stating whether or not the Shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the shares triggering such notification and the amount of shares and voting rights then held by such person.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements of the Company's Statuts set forth in the preceding paragraph, such Holder or Beneficial Owner, upon request of a holder or holders of 5% or more of the share capital of the Company, shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares as to which any required disclosure (as set forth in the preceding paragraph) has not been made. Such disqualification shall only apply to Shares in excess of the applicable threshold.

      Any person or entity that becomes the Holder or Beneficial Owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include ADSs), as discussed above in this paragraph, representing 1 % or more of the share capital of the Company must provide the Company, within fifteen (15) calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any Shares subsequently acquired in excess of that amount, be in registered form. In order to facilitate compliance with these notification requirements, a Holder of ADRs may deliver to the Depositary its request that a number of Shares represented by the ADSs evidenced by such Holder's or Beneficial Owner's ADRs be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary shall request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holder's or Beneficial Owner's request.

      The above provisions relating to Shares or voting rights held by a person or an entity also apply to (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity,
(iii) Shares or voting rights held by a third party acting in concert with such person or entity or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement.

      In order to facilitate compliance with the notification requirements, a Holder or Beneficial Owner may deliver any notification to the Depositary with respect to Shares represented by ADSs evidenced by ADRs, and the Depositary shall, as soon as practicable, forward such notification to the Company.

      (7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or the Depositary with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to paragraph (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefore are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement or this ADR (and of the ADSs represented hereby) and the provisions of or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Shares Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold and the Company should not be under any obligation to cause the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

      (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

      (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (a portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iv) and (v) (b) below);

      (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

      (iii) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

      (iv) to any Holder of ADRs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

      (v)   No Fee shall be payable upon distribution of (a) cash dividends or
            (b) ADSs pursuant to stock dividends (or other free distributions of stock).

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay the following charges:

      (i) taxes (including applicable interest and penalties) and other governmental charges;

      (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

      (iv) the reasonable expenses and charges incurred by the Depositary in the conversion of foreign currency;

      (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

      (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

      (12) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at any time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

      The Registrar shall keep books at the Principal Office for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADRs.

      The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (23) hereof.

      UNDER FRENCH LAW AND THE COMPANY'S STATUTS THE HOLDER OF THIS ADR MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, AS SET FORTH IN PARAGRAPH (6) HEREOF. FAILURE TO COMPLY WITH SUCH OBLIGATIONS COULD AFFECT SUCH HOLDER'S VOTING RIGHTS.

Dated:

CITIBANK, N.A.                                  CITIBANK, N.A.,
Transfer Agent and Registrar                    as Depositary


By:                                             By:
    ----------------------------                    ----------------------------
    Authorized Signatory                            Authorized Signatory


      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.. The principal executive office of the Depositary is located at 399 Park Avenue, New York, New York 10043.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any other Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (1) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the reasonable judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, as promptly as practicable convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Section
4.8 of the Deposit Agreement, and (iii) distribute as promptly as practicable (which normally would occur within eight (8) Business Days after the receipt by the Depositary of the excess withholding tax) the amount thus received (net of
(a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of the deposit from the Custodian, with the Company's approval, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Whenever the Company declares a dividend or other distribution without payment of any subscription price on Deposited Securities payable in Shares or cash at the election of each holder of Shares, the Holders of ADRs shall be entitled to make such election only with the Company's prior written approval. If the Company gives its written approval to the Holders electing to receive such dividend or other distribution in Shares or cash, the Depositary shall mail to the Holders a notice, the form of which shall be approved by the Company to the extent practicable, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provision of French law, the Statuts of the Company or the instruments governing such dividend or distribution to instruct the Depositary as to the manner in which such Holders elect to receive such dividend or distribution. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of
Section 4.1 or Section 4.2 of the Deposit Agreement, respectively, to the Holders entitled thereto. If the Depositary does not receive timely instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's ADRs and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

      In the event that the Company shall offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders, or in disposing of such rights on behalf of any Holders and, after deduction or upon payment of the fees of the Depositary, making the net proceeds available in Dollars to such Holders. If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of ADSs held, or employ such other method as it may deem practicable in order to facilitate the exercise, sale or transfer of rights by such Holders.

      If the Depositary has distributed warrants or other instruments for rights to Holders, then upon instruction from such Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the Deposit Agreement, and shall, execute and deliver ADSs to such Holder pursuant to the Deposit Agreement.

      If the Depositary determines in its discretion that it is not lawful and practicable to make such rights available to Holders or if any rights remain unexercised, it may sell such rights, warrants or other instruments in proportion to the number of ADS held by the Holders to whom it has determined it may not lawfully or practicably make such rights available and allocate the net proceeds of such sales, (net of the fees and expenses of the Depositary as provided in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise, upon the terms of Section 4.1 of the Deposit Agreement.

      The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement or herein shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such registration statement declared effective. The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders.

      Whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.2, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Holders entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders or Beneficial Owners) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Holders entitled thereto, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.

      (15) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation or consent, or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of ADRs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this ADR and the Deposit Agreement, only the Holders of ADRs at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

      (16) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with paragraph
15. The Depositary shall, if requested by the Company in writing in a timely manner, at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADS Record Date ("Voters") will be entitled, subject to French law, the Statuts of the Company, the provisions of the Deposit Agreement, the ADR representing the Voters' ADSs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, by means of voting by mail (formulaire de vote par correspondence) or by proxy (formulaire de vote par procuration), and (c) a voting instruction card (including a formulaire de vote par correspondence and a formulaire de vote par procuration) and all other information, authorizations and certifications required under French law to allow Voters to vote Shares in registered form and Shares in bearer form to be prepared by the Depositary and the Company (a "Voting Instruction Card"). Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of Voting Instruction Cards in the manner specified by the Depositary on or before the response date established for such purpose (the "Receipt Date") (which shall be at least five (5) calendar days prior to the date of the meeting), the Depositary shall forward, as soon as practicable, the number and nature of ADSs voted to the Custodian, shall retain Voting Instructions Cards received by the Depositary for three (3) years, and shall furnish such cards upon request to the Company.

      Upon receipt by the Depositary of (i) a properly completed Voting Instruction Card on or before the Receipt Date, and (ii) evidence satisfactory to the Depositary that the applicable conditions of the preceding paragraph have been satisfied, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law and the Company's Statuts, to cause to be voted the Shares represented by such ADSs in accordance with any non discretionary instructions set forth in such Voting Instruction Card. The Depositary will only cause to be voted Shares represented by ADSs in respect of which a properly completed Voting Instruction Card has been received and only in accordance with the instructions contained in the Voting Instruction Card. The Depositary will not knowingly take any action to impair its ability cause to be voted the number of Shares necessary to carry out the instructions of all Beneficial Owners. In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Beneficial Owner of the ADRs evidencing such ADs on the books of the Depositary, the Depositary will not cause to be voted the number of Shares represented by such ADSs unless the Depositary has received evidence that such number of ADSs has been deposited in a blocked account for the Blocked Period. The Depositary will not cause to be voted Shares represented by ADSs in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear. The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under the Deposit Agreement.

      Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

      Notwithstanding anything else contained in the Deposit Agreement or in any ADR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate.

      Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

      (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such securities.

      (18) Exoneration. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Statuts of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Statuts of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to

Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

      (19) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this ADR without negligence or in good faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement or this ADR.

      (20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice of removal shall be effective on the earlier of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or
(ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (accept as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the Deposit

Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) as promptly as practicable, deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (21) Amendment/Supplement. Subject to the terms and conditions of this paragraph 21, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR a amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

      (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination.

If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' ADR(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six (6) months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADRs, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(I) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (24), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pro- Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfers) unto _________________________________________ whose taxpayer identification number is _________________________________________ and whose address including postal zip code is , the within ADR and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.


Dated:                              Name:
                                          --------------------------------------
                                          By:
                                          Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.


-------------------------
SIGNATURE GUARANTEED

                                    All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                     Legends

[The ADRs issued in respect of Partial Entitlement ADSs shall bear the following legend on the face of the ADR: "This ADR evidences ADSs representing `partial entitlement' ordinary Shares of Rhodia and as such do not entitle the holders thereof to the same per share entitlement as other ordinary Shares (which are `full entitlement' ordinary Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the ordinary Shares represented by such ADSs become `full entitlement' ordinary Shares".]